Exhibit 99.4

Capitalized terms used herein that are not defined have meanings set forth in Exhibit 99.1 to Wolverine World Wide, Inc.’s Current Report on Form 8-K filed on July 22, 2013.

Unaudited pro forma consolidated condensed

Statement of operations

We present the unaudited pro forma consolidated condensed financial information below for informational purposes only. Such information is based on information currently available and assumptions that we believe are reasonable.

We have prepared the following unaudited pro forma consolidated condensed statement of operations for the 52 weeks ended December 29, 2012.

The unaudited pro forma consolidated condensed statements of operations are presented as if the Transactions had occurred on January 1, 2012, which is the first day of Wolverine’s fiscal year ended December 29, 2012. An unaudited pro forma consolidated condensed balance sheet as of December 29, 2012 has not been presented given Wolverine’s reported balance sheet as of December 29, 2012 includes the balance sheet results of the transaction.

The historical combined financial information has been adjusted in the unaudited pro forma consolidated condensed statement of operations to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable and (3) expected to have a continuing impact on the combined financial results. The unaudited pro forma consolidated condensed statement of operations should be read in conjunction with the accompanying notes to the unaudited pro forma consolidated condensed statement of operations. In addition, the unaudited pro forma consolidated condensed statement of operations was based on and should be read in conjunction with the:

•

separate audited historical consolidated financial statements of Wolverine as of and for the 52 weeks ended December 29, 2012 and the related notes included in the Company’s annual report included on form 10-K;

•

separate unaudited historical combined financial statements of PLG for the 26 weeks ended July 28, 2012 and the related notes included in exhibit 99.3 to the Company’s form 8-K dated July 22, 2013; and

•	separate audited historical combined financial statements of PLG for the 52 weeks ended January 28, 2012 and the related notes included in exhibit 99.3 to the Company’s form 8-K dated July 22, 2013.

The pro forma consolidated condensed statement of operations uses Wolverine’s period-end dates.

The unaudited pro forma consolidated condensed statement of operations was prepared using the purchase method of accounting. Wolverine has been treated as the purchaser for accounting purposes. The purchase accounting related to this unaudited pro forma statement of operations is dependent upon certain valuations and other studies that have yet to be completed. The pro forma adjustments included have been made solely for the purposes of providing the unaudited pro forma consolidated condensed statement of operations.

Our allocation of the purchase price is pending completion of several elements, as mentioned above, including the finalization of independent valuations to determine the fair values of the assets acquired and liabilities assumed. Certain estimates and assumptions have been made in the development of fair value information pertaining to certain assets acquired and liabilities assumed, as described in the notes to the unaudited pro forma consolidated condensed financial statements. The final determination of the purchase price, fair values, goodwill and adjustments affecting pro forma operating results may differ significantly from what is reflected in these unaudited pro forma consolidated condensed financial statements.

The pro forma financial information is presented for informational purposes only and is not indicative of what our combined consolidated results of operations actually would have been had the Acquisition closed at the dates indicated above. In addition, the unaudited pro forma consolidated condensed financial information does not purport to project the future consolidated financial position or results of operations of the combined company. We cannot assure you that the assumptions used by our management for the preparation of the unaudited pro forma financial information, which management believes are reasonable, will prove to be accurate.

Also, the unaudited pro forma consolidated condensed financial information does not reflect all cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Acquisition, the costs to integrate the operations of PLG or the costs necessary to achieve these cost savings, operating synergies or revenue enhancements.

There were no material transactions between Wolverine and PLG during the periods presented in the unaudited pro forma consolidated condensed financial statements that would need to be eliminated.

Wolverine World Wide, Inc.

Unaudited pro forma consolidated condensed statement of operations

52 week period ended December 29, 2012

	Wolverine	PLG	Pro forma adjustments	Notes	Pro forma combined
(In millions)
Total net revenue	$1,640.8	$907.3	$—		$2,548.1
Cost of sales	1,008.1	641.5	—		1,649.6
Non-recurring transaction and integration costs	4.5	—	(4.5)	A	—

Gross profit	628.2	265.8	4.5		898.5
Selling, general and administrative expenses	482.0	205.8			687.8
Costs associated with PLG acquisition	32.5	—	(32.5)	A	—
New intangible amortization expense	—	—	14.7	B	14.7
Prior intangible amortization expense	—	—	(4.8)	C	(4.8)
Step-up depreciation expense	—	—	3.5	D	3.5

Operating profit	113.7	60.0	23.6		197.3
Interest expense	14.6	14.4	27.1	E	56.1
Non-recurring acquisition related Interest expense	5.2	—	(5.2)	A	—
Interest income	(0.6)	(0.2)	—		(0.8)
Other expense (income)	0.3	—	—		0.3

Earnings before income taxes	94.2	45.8	1.7		141.7
Income taxes	13.4	4.0	0.5	F	17.9

Net earnings	80.8	41.8	1.2		123.8
Net earnings attributable to non-controlling interests	(0.1)	—	—		(0.1)

Net earnings attributable to Wolverine World Wide, Inc.	$80.7	$41.8	$1.2		$123.7

Notes to the unaudited pro forma consolidated

condensed financial statements

1. Basis of presentation

The accompanying unaudited pro forma consolidated condensed financial statements are based on the historical financial information of Wolverine and PLG after giving effect to the Acquisition of PLG by Wolverine using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma consolidated condensed statement of operations combine the historical results for Wolverine for the 52 week period ended December 29, 2012 and for PLG for the period from January 1, 2012 to October 9, 2012 the date Wolverine acquired PLG. The unaudited pro forma consolidated condensed statement of operations includes pro forma adjustments as if the Acquisition closed on January 1, 2012, which is the first day of Wolverine’s fiscal year ended December 29, 2012. All amounts are approximate due to rounding and all amounts in tables are in millions.

2. Pro forma financial statement adjustments

Statement of operations adjustments

The unaudited pro forma consolidated condensed statement of operations include preliminary adjustments that are expected to have a continuing impact on the combined company’s consolidated financial results and do not reflect any one-time charges that we may record on or following the closing of the acquisition.

(A)	To reflect the elimination of acquisition related expenses incurred by WWW in fiscal year 2012.

(B)	To reflect amortization expense related to the estimated fair value of acquired identifiable intangible assets, which are being amortized over their estimated useful lives.

(C)	To reflect elimination of historical amortization expense of acquired identifiable intangible assets.

(D)	To reflect the additional depreciation as a result of the adjustment of the historical cost of PLG’s property, plant and equipment to their estimated fair values, which are being depreciated over their estimated remaining useful lives.

(E)	To reflect the following adjustments to interest expense:

52 Weeks Ended December 29, 2012
(In millions)
Total interest expense on new financing	$37.0
Amortization of debt issuance costs on new financing	5.1
Elimination of Wolverine’s interest expense related to revolver borrowings	(0.6)
Elimination of interest expense on PLG debt repaid, including accrued interest and amortization of debt issuance costs	(14.4)

Total Pro Forma Adjustment	$27.1

(F)	To reflect the cumulative tax impact of all the pro forma adjustments using the prevailing statutory income tax rates for Wolverine and PLG.